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SupportSoft Reports Third Quarter 2006 Results

REDWOOD CITY, Calif., October 26, 2006 — SupportSoft, Inc. (NASDAQ: SPRT) today reported financial results for its third quarter ended September 30, 2006.

Total revenue for the third quarter of 2006 was $11.9 million, up from $10.8 million in the second quarter of 2006.  License revenue for the third quarter of 2006 was $4.5 million, up from $3.5 million in the second quarter of 2006. Services revenue for the third quarter of 2006 was $7.4 million, up from $7.3 million in the second quarter of 2006. For the third quarter of 2005, total revenue was $13.0 million, license revenue was $5.4 million and services revenue was $7.6 million.

Non-GAAP net loss for the third quarter of 2006 was $127,000, or $(0.00) per share, compared to a non-GAAP net loss of $1.7 million, or $(0.04) per share, in the second quarter of 2006. For the third quarter of 2005, net loss was $85,000, or $(0.00) per share.  Non-GAAP results exclude stock compensation expense of $804,000, $862,000 and $0 and restructuring charges of $756,000, $0 and $0 for the third quarter of 2006, the second quarter of 2006 and the third quarter of 2005, respectively.  A reconciliation of GAAP to non-GAAP results is presented in the tables below.

On a GAAP basis, net loss for the third quarter of 2006 was $1.7 million, or $(0.04) per share, compared to a net loss of $2.5 million, or $(0.06) per share, in the second quarter of 2006. For the third quarter of 2005, net loss was $85,000, or $(0.00) per share.

Cash and marketable securities at September 30, 2006 was $122.5 million, up slightly from the cash position at June 30, 2006.

“I’m pleased with the financial results we achieved in the third quarter relative to plan,” said Joshua Pickus, President and CEO of SupportSoft.  “Over the past 90 days, we made significant progress in strengthening our traditional corporate business and laying the foundation for our new consumer technology support business.”

Business Highlights

•                  Completion of agreements with first consumer partner, one of the largest PC manufacturers in the world, covering a desktop tool for consolidation of the support experience and a PC performance enhancement service

•                  Hiring of David Temlak, Senior Vice President of Customer Care at Time Warner Cable, to run the Expert Center to be used in the consumer offering

•                  Establishment of consumer marketing team led by Anthony Rodio, who previously held marketing positions at Proctor & Gamble, Microsoft Network and Amazon.com

•                  Penetration of new international markets with transactions in Thailand, Slovenia and Japan

•                  Establishment of a selling relationship with Huawei Technologies of China

•                  International Engineering Consortium award at Broadband World Forum for ServiceGatewayTM Solution

•                  Expansion of managed service provider relationships evidenced by license transaction with EDS

•                  Appointment of Adobe Systems veteran Jim Stephens to Board of Directors

Financial Outlook

For the fourth quarter of 2006, the Company currently expects total revenue of $12 million to $13 million and a non-GAAP net loss of $(0.04) to $(0.06) per share.

Conference Call

SupportSoft will host a conference call discussing the Company’s third quarter 2006 results on Thursday, October 26, 2006 starting at 2:00 p.m. PDT. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at http://www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website, or by dialing (617) 801-6888 and entering passcode 76404950.

About SupportSoft

SupportSoft is a leading provider of software and services that automate the resolution of technology problems. Digital service providers benefiting from SupportSoft solutions include Belgacom, BellSouth, Bharti Airtel, Charter Communications, Comcast Communications, Cox Communications, Time Warner, TeliaSonera, UPC and Verizon. Enterprises that have licensed SupportSoft products include ADP, Bank of America, BT, Kimberly-Clark, Sony and Symantec. Managed service providers that utilize the Company’s solutions to provide outsourced services include EDS, CSC and CompuCom. For more information visit http://www.supportsoft.com/.

Safe Harbor Statement

This press release and the related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that relate to future events and include, but are not limited to, statements related to expected future revenue and earnings per share, and future plans, opportunities and expectations of the Company.   Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to achieve broad adoption and acceptance of our offerings, the potential for a decrease in revenue caused by our reliance on a few large transactions in any period, long sales cycles, the ability of our software to operate with hardware and software platforms that are used by our customers now or in the future, our ability to compete successfully in the support automation software market and in the consumer technology support market, our limited experience in servicing consumers directly, our ability to meet consumer expectations, our dependence on channel partners for customer acquisition, our ability to manage rapid headcount growth and outsourced facilities, our ability to address market opportunities in light of the recent restructuring and leadership transitions, diversion of management attention to litigation matters or strategic matters, our ability to accurately predict performance, our ability to retain key employees, our ability to obtain sufficient patent protection, the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Quarterly Report on Form 10-Q. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

CONTACT:

Investors

Carolyn Bass, Zach Barnes

Market Street Partners

415-445-3235

ir@supportsoft.com

Media

Jennifer Massaro

650-556-8596

pr@supportsoft.com

[continued]

SUPPORTSOFT, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005

Revenue:
License fees	$4,479	$3,483	$5,404
Services	7,379	7,281	7,582
Total revenue	11,858	10,764	12,986

Costs and expenses:
Cost of license fees	119	109	123
Cost of services	3,684	3,284	3,530
Amortization of intangible assets	272	272	272
Research and development	2,144	2,219	2,700
Sales and marketing	5,456	5,659	5,304
General and administrative	2,080	2,358	2,110

Total costs and expenses	13,755	13,901	14,039

Loss from operations	(1,897)	(3,137)	(1,053)

Interest income and other, net	1,842	1,557	909

Loss before income taxes	(55)	(1,580)	(144)

(Provision) benefit for income taxes	(72)	(94)	59

Net loss	$(127)	$(1,674)	$(85)

Net loss per share:
Basic	$(0.00)	$(0.04)	$(0.00)
Diluted	$(0.00)	$(0.04)	$(0.00)

Shares used in computing per share amounts:
Basic	44,152	44,009	43,001
Diluted	44,152	44,009	43,001

SUPPORTSOFT, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005

Revenue:
License fees	$4,479	$3,483	$5,404
Services	7,379	7,281	7,582
Total revenue	11,858	10,764	12,986

Costs and expenses:
Cost of license fees	119	109	123
Cost of services	3,684	3,284	3,530
Amortization of intangible assets	272	272	272
Research and development	2,144	2,219	2,700
Sales and marketing	5,456	5,659	5,304
General and administrative	2,080	2,358	2,110
Restructuring charge	756	—	—
Stock-based compensation	804	862	—

Total costs and expenses	15,315	14,763	14,039

Loss from operations	(3,457)	(3,999)	(1,053)

Interest income and other, net	1,842	1,557	909

Loss before income taxes	(1,615)	(2,442)	(144)

(Provision) benefit for income taxes	(72)	(94)	59

Net loss	$(1,687)	$(2,536)	$(85)

Net loss per share:
Basic	$(0.04)	$(0.06)	$(0.00)
Diluted	$(0.04)	$(0.06)	$(0.00)

Shares used in computing per share amounts:
Basic	44,152	44,009	43,001
Diluted	44,152	44,009	43,001

Allocation of restructuring charges:
Cost of services	$184	$—	$—
Research and development	40	—	—
Sales and marketing	338	—	—
General and administrative	194	—	—

Total restructuring charges	$756	$—	$—

Allocation of stock-based compensation:
Cost of services	$87	$60	$—
Research and development	83	113	—
Sales and marketing	219	188	—
General and administrative	415	501	—

Total stock-based compensation	$804	$862	$—

SUPPORTSOFT, INC.

RECONCILIATION OF GAAP TO NON-GAAP

NET LOSS AND NET LOSS PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005

GAAP net loss	$(1,687)	$(2,536)	$(85)

Restructuring charge	756	—	—
Stock-based compensation expense under SFAS123R	804	862	—

Non-GAAP net loss	$(127)	$(1,674)	$(85)

Non-GAAP net loss per share:
Basic	$(0.00)	$(0.04)	$(0.00)
Diluted	$(0.00)	$(0.04)	$(0.00)

Shares used in computing per share amounts:
Basic	44,152	44,009	43,001
Diluted	44,152	44,009	43,001

These adjustments reconcile the Company’s GAAP statements of operations to the reported non-GAAP statements of  operations. The Company believes that presentation of net loss and net loss per share excluding the restructuring charge and non-cash stock-based compensation expense provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results, as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different from non-GAAP measures used by other companies.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	June 30,	December 31,
	2006	2006	2005
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and marketable securities	$122,484	$122,454	$120,663
Accounts receivable, net	7,163	6,605	17,437
Prepaids and other current assets	2,644	2,535	2,451
Property and equipment, net	928	1,000	1,211
Goodwill	9,792	9,792	9,792
Intangible assets, net	3,177	3,450	3,994
Other assets	441	509	701

Total assets	$146,629	$146,345	$156,249

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued compensation	$1,890	$1,984	$3,699
Other accrued liabilities	3,382	2,627	2,985
Deferred revenue	10,715	10,917	15,029
Other long term liabilities	173	172	142
Total liabilities	16,160	15,700	21,855

Stockholders’ equity:
Common stock	4	4	4
Treasury stock	(922)	(922)	(922)
Additional paid-in-capital	201,172	199,780	196,912
Other comprehensive loss	(675)	(794)	(645)
Accumulated deficit	(69,110)	(67,423)	(60,955)
Total stockholders’ equity	130,469	130,645	134,394

Total liabilities and stockholders’ equity	$146,629	$146,345	$156,249